EXHIBIT 99.1

Olympic Steel Reports 2010 Second Quarter Financial Results

CLEVELAND, Aug. 5, 2010 (GLOBE NEWSWIRE) -- Olympic Steel, Inc., (Nasdaq:ZEUS), a national steel service center, today announced its financial results for the second quarter and first half ended June 30, 2010.

Net sales for the second quarter of 2010 totaled $212.8 million, a 73.8% increase from the $122.4 million for the second quarter of 2009. Tons sold in the second quarter of 2010 increased 45.2% to 252 thousand from 174 thousand in the second quarter of 2009. Second quarter 2010 net income totaled $3.3 million, or $0.30 per diluted share, compared to a net loss of $33.8 million, or $3.11 per diluted share for last year's second quarter. Last year's second quarter results included a $50.5 million lower of cost or market pretax charge to write down the value of inventory as of June 30, 2009.

Net sales for the first half of 2010 totaled $380.7 million, a 44.6% increase from the $263.3 million for the first half of 2009. Tons sold in the first half of 2010 increased 37.2% to 474 thousand from 345 thousand in the first half of 2009. First half 2010 net income totaled $5.0 million, or $0.45 per diluted share, compared to a net loss of $59.3 million, or $5.45 per diluted share for last year's first half. The 2009 results included $81.1 million of lower of cost or market pretax charges to write down the value of inventory as of March 31 and June 30, 2009.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal stated, "We are pleased with our second quarter results, and the sequential improvements in sales and earnings over the first quarter.  Our second quarter shipments increased by 14% over the first quarter of 2010, and our shipments in the first half of 2010 increased year over year by 37.2%, nearly doubling the market increase in total steel shipments of 19.1%, as reported in the Metals Service Center Institute's Market Activity Report. Our balance sheet remains exceptionally strong. We recently closed on a new $125 million, five year, asset based loan facility, which provides Olympic Steel with improved availability and greater flexibility to grow our business over the next five years, while lowering our borrowing cost, as compared to our prior facility. The new facility provides Olympic Steel with a favorable capital structure to grow through greenfield locations and acquisition opportunities. We expect to invest in growth initiatives in the second half of 2010, despite third quarter normal seasonal market softness and the accompanying price pressures that follow."

Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $0.02 per share to be paid to shareholders of record as of September 1, 2010, and distributed on September 15, 2010.

A simulcast of Olympic Steel's 2010 second quarter earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. Headquartered in Cleveland, Ohio, the Company operates 16 facilities. For further information, visit the Company's web site at http://www.olysteel.com.

The Olympic Steel, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3582

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: fluctuations in steel demand and steel pricing; general and global business, economic, financial and political conditions, including the ongoing effects of the global credit crisis and recovery; access to capital and global credit markets; competitive factors such as the availability and pricing of metal, industry shipping and inventory levels, and rapid fluctuations in customer demand and metal pricing; the cyclicality and volatility within the metals industry; the ability of our customers (especially those that may be highly leveraged, those in the domestic automotive industry and those with inadequate liquidity) to maintain their credit availability and to honor their agreements related to derivative instruments; customer, supplier, and competitor consolidation, bankruptcy or insolvency, especially those in the domestic auto industry; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or our customers' personnel; the availability and costs of transportation and logistical services; equipment installation delays or malfunctions; the amounts, successes and ability to continue our capital investments and our business information system projects; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, reduce costs and improve inventory turnover while improving customer service; the timing and outcome of inventory lower of cost or market adjustments; the adequacy of our existing information technology and business system software; the successful implementation of our new enterprise-wide information systems; the timing and outcome of our joint venture's efforts and ability to liquidate its remaining real estate; our ability to pay regular quarterly cash dividends  and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated timeframes, the recently enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION

(in thousands, except per share data and ratios)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
SUMMARY RESULTS OF OPERATIONS:	(unaudited)		(unaudited)

Net sales	$ 212,756	$ 122,426	$ 380,657	$ 263,299

Operating income (loss)	5,584	(53,272)	8,913	(95,242)

Income (loss) before income taxes	5,063	(54,323)	7,886	(96,536)

Net income (loss)	$ 3,254	$ (33,832)	$ 4,965	$ (59,287)

Earnings per share:

Net income (loss) per share - basic	$ 0.30	$ (3.11)	$ 0.46	$ (5.45)

Net income (loss) per share - diluted	$ 0.30	$ (3.11)	$ 0.45	$ (5.45)

	June 30,		December 31,
	2010	2009	2009
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)

Accounts receivable, net	$ 100,021	$ 47,420	$ 51,269

Inventories, net	159,820	123,619	111,663

Net property and equipment	113,468	117,476	113,560

Total assets	392,913	346,831	338,448

Current liabilities	107,547	40,345	66,254

Total debt	13,000	32,565	--

Shareholders' equity	264,498	262,603	259,612

Shareholders' equity per share	24.30	24.16	23.85

Debt-to-equity ratio	.05 to 1	.12 to 1	n/a

	Six Months Ended
	June 30,
	2010	2009
OTHER DATA:	(unaudited)

Capital expenditures	6,301	9,514

Cash dividends per share	$ 0.04	$ 0.07

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS

(in thousands, except per share and tonnage data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
	(unaudited)				(unaudited)

Tons sold
Direct	228,532		157,145		429,556		308,418
Toll	23,958		16,785		44,424		36,952

	252,490		173,930		473,980		345,370
% change	45.2%		(50.8%)		37.2%		(48.4%)

Net sales	$ 212,756		$ 122,426		$ 380,657		$ 263,299
% change	73.8%		(66.3%)		44.6%		(58.8%)

Costs and expenses

Cost of materials sold (exclusive of items shown below)	169,410	79.6%	97,661	79.8%	301,946	79.3%	217,977	82.8%
Inventory lower of cost or market adjustments	--	--	50,454	41.2%	--	--	81,063	30.8%
Warehouse and processing	13,049	6.1%	9,436	7.7%	23,621	6.2%	19,778	7.5%
Administrative and general	10,327	4.9%	7,383	6.0%	19,212	5.0%	17,328	6.6%
Distribution	5,080	2.4%	3,906	3.2%	9,136	2.4%	7,580	2.9%
Selling	4,804	2.3%	2,594	2.1%	8,681	2.3%	6,116	2.3%
Occupancy	1,243	0.6%	1,299	1.1%	2,643	0.7%	3,015	1.1%
Depreciation	3,259	1.5%	2,965	2.4%	6,505	1.7%	5,684	2.2%

Total costs and expenses	207,172	97.4%	175,698	143.5%	371,744	97.7%	358,541	136.2%

Operating income (loss)	5,584	2.6%	(53,272)	(43.5%)	8,913	2.3%	(95,242)	(36.2%)

Interest and other expense on debt	521	0.2%	1,051	0.9%	1,027	0.3%	1,294	0.5%

Income (loss) before income taxes	5,063	2.4%	(54,323)	(44.4%)	7,886	2.1%	(96,536)	(36.7%)

Income tax provision (benefit)	1,809	35.7%	(20,491)	37.7%	2,921	37.0%	(37,249)	38.6%

Net income (loss)	$ 3,254		$ (33,832)		$ 4,965		$ (59,287)

Earnings per share:

Net income (loss) per share - basic	$ 0.30		$ (3.11)		$ 0.46		$ (5.45)

Weighted average shares outstanding - basic	10,905		10,882		10,905		10,879

Net income (loss) per share - diluted	$ 0.30		$ (3.11)		$ 0.45		$ (5.45)

Weighted average shares outstanding - diluted	10,922		10,882		10,920		10,879

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.
CONTACT: Olympic Steel, Inc.
         Richard T. Marabito, Chief Financial Officer
         (216) 292-3800
         Fax: (216) 292-3974